UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 6, 2017, Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), Antero Midstream Partners GP LLC, a Delaware limited liability company the general partner of the Partnership (the “General Partner”), and Antero Resources Corporation, a Delaware corporation (the “Selling Unitholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC (the “Underwriters”), relating to the offer and sale by the Selling Unitholder of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Selling Unitholder, and purchase by the Underwriters, of 10,000,000 Common Units at a price of $31.11. Pursuant to the Underwriting Agreement, the Selling Unitholder has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,500,000 additional Common Units. The material terms of the Offering are described in the prospectus, dated September 6, 2016 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on September 8, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-220359), filed by the Partnership on September 6, 2017. The Partnership will not receive any proceeds from the sale of Common Units in the Offering. The Partnership will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Units in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership, the General Partner and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on September 11, 2017, subject to the satisfaction of customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, for which they received or will receive customary fees and expenses.  In particular, affiliates of Barclays Capital Inc. and Wells Fargo Securities, LLC are lenders under the Partnership’s credit facility.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT	DESCRIPTION
1.1

Underwriting Agreement, dated as of September 6, 2017, by and among Antero Midstream Partners LP, Antero Midstream Partners GP LLC, Antero Resources Corporation, Barclays Capital Inc. and Wells Fargo Securities, LLC.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1

Underwriting Agreement, dated as of September 6, 2017, by and among Antero Midstream Partners LP, Antero Midstream Partners GP LLC, Antero Resources Corporation, Barclays Capital Inc. and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

	By:	Antero Midstream Partners GP LLC,
its general partner

	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Secretary

Dated: September 8, 2017